Grant No.  __________


       THE GAP, INC.
       NON-QUALIFIED STOCK OPTION AGREEMENT1


              The Gap, Inc. (the "Company") hereby grants to_________________________ (the "Employee"), a stock option under The Gap, Inc. 1996 Stock Option and Award Plan (the "Plan"), to purchase shares of common stock of the Company, $0.05 par value ("Shares"). This option is subject to all of the terms and conditions contained in this Agreement, including the terms and conditions contained in the attached Appendix A. The date of this Agreement is ______________. Subject to the provisions of Appendix A, Appendix B and of the Plan, the principal features of this option are as follows:

       Number of Shares
       Purchasable with this Option:       ________

       Price per Share:       ________

       Date Option was Granted:       ________

       Date Option is
       Scheduled to become Exercisable:       ________

       Latest Date Option Expires:       ________

              As provided in the Plan and in this Agreement, this option may terminate before the date written above, including before the option becomes exercisable or is exercised. For example, if Employee's employment ends before the date this option becomes exercisable, this option will terminate at the same time as Employee's employment terminates. See paragraphs 5, 6 and 7 of Appendix A for further information concerning how changes in employment affect termination of this option. PLEASE BE SURE TO READ ALL OF APPENDIX A and APPENDIX B, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

              IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement, in duplicate, to be effective as of the date first above written.

                                   THE GAP, INC.


Dated: ________
______________________________________________________
                                   Millard S. Drexler
                                   President and Chief Executive Officer

              My signature below indicates that I understand that this option is subject to all of the terms and conditions of this Agreement (including the attached Appendix A and Appendix B) and of the Plan.

                                   EMPLOYEE


Dated: _______________________              __________________________________
                                            Address: _________________________

                                           ___________________________________

                                           ___________________________________
                                           Social Security No.:
__________________________

1STOCK OPTIONS GRANTED BY THE GAP, INC. ARE GOVERNED SOLELY BY THE LAWS OF THE STATE OF CALIFORNIA AND THE UNITED STATES OF AMERICA.


       APPENDIX A

       TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTION


              1. Grant of Option. The Company hereby grants to Employee under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a non-qualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of the number of Shares set forth on page 1 of this Agreement. The option granted hereby is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.

              2. Exercise Price. The purchase price per Share (the "Option Price") shall be equal to the price set forth on page 1 of this Agreement. The Option Price shall be payable in the legal tender of the United States.

              3. Number of Shares. The number and class of Shares specified in paragraph 1 above, and/or the Option Price, are subject to appropriate adjustment in the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations. Subject to any required action of the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, the option granted hereunder (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of Shares that are then subject to the option would have been entitled. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Compensation and Stock Option Committee of the Company's Board of Directors (the "Committee"), whose determination in that respect shall be final, binding and conclusive.

              4. Commencement of Exercisability. Except as otherwise provided in this Agreement, the right to exercise the option awarded by this Agreement shall accrue as set forth on page 1 of this Agreement, assuming that Employee is still employed with the Company or an Affiliate on such date(s).
If Employee is not employed on such date(s), the option shall terminate, as set out in paragraph 7.

              5. Postponement of Exercisability. Notwithstanding paragraph 4 or any other provision of this Agreement, prior to the date this option is scheduled to become exercisable, the Committee, in its sole discretion, may determine that the right to exercise the option awarded by this Agreement shall accrue on a date later than such date. The Committee shall exercise its power to postpone the commencement of exercisability only if the Committee, in its sole discretion, determines that Employee has taken a personal leave of absence (as defined from time to time by the Committee) since the date of this Agreement. The duration of the period of postponement shall equal the duration of the personal leave of absence. If Employee does not return from the personal leave of absence, the option shall terminate as set out in paragraph 7.

              6. Elimination of Exercisability. Notwithstanding paragraph 4 or any other provision of this Agreement, prior to the date this option is scheduled to become exercisable, the Committee, in its sole discretion, may determine that the right to exercise the option awarded by this Agreement shall never accrue as to all or part of the Shares specified in paragraph 1 (and as adjusted pursuant to paragraph 3, if appropriate), in which case the option shall terminate as to such Shares. The Committee shall exercise such power only if the Committee, in its sole discretion, determines that Employee has transferred to a position which, under the Committee's then existing policy, normally would not qualify Employee to be granted options under the Plan or to be granted the number of options granted under this Agreement.

              7. Termination of Option. In the event that Employee's employment with the Company or an Affiliate terminates for any reason other than Retirement (as defined in the Plan) or death, this option shall immediately thereupon terminate. In the event of Employee's Retirement, Employee may, within one (1) year after the date of such Retirement, or within ten (10) years from the date of this Agreement, whichever shall first occur, exercise any unexercised portion of the option (whether or not exercisable). In the event that Employee shall die while in the employ of the Company or an Affiliate, any unexercised portion of the option (whether or not exercisable) may be exercised by Employee's beneficiary or transferee, as hereinafter provided, for a period of one (1) year after the date of Employee's death or within ten (10) years from the date of this Agreement, whichever shall first occur. Notwithstanding the preceding two sentences, in the event that within one year of the date of this Agreement, Employee dies or terminates employment due to Retirement, this option shall immediately thereupon terminate.

              8. Persons Eligible to Exercise. The option shall be exercisable during Employee's lifetime only by Employee. The option shall be non-transferable by Employee other than by a beneficiary designation made in a form and manner acceptable to the Committee, or by will or the applicable laws of descent and distribution.

              9. Death of Employee. To the extent exercisable after Employee's death, the option shall be exercised only by Employee's designated beneficiary or beneficiaries, or if no beneficiary survives Employee, by the person or persons entitled to the option under Employee's will, or if Employee shall fail to make testamentary disposition of the option, his or her legal representative. Any transferee exercising the option must furnish the Company
(a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of the option and compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of the option as prescribed in this Agreement.

              10. Exercise of Option. The option may be exercised by the person then entitled to do so as to any Shares which may then be purchased
(a) by giving written notice of exercise to the Company, specifying the number of full Shares to be purchased and accompanied by full payment of the purchase price thereof (and the amount of any income tax the Company determines is required to be withheld by reason of such exercise), and (b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof.

              11. No Rights of Stockholder. Neither Employee nor any person claiming under or through said Employee shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable upon the exercise of the option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Employee.

              12. No Right to Continued Employment. The granting of stock options to Employee does not in any way impact the right of the Company to terminate Employee's employment in accordance with applicable law.

              13. Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Law Department, at The Gap, Inc., One Harrison, San Francisco, California 94105, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Employee shall be addressed to Employee at the address set forth beneath Employee's signature hereto, or at such other address as Employee may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

              14. Non-Transferability of Option. Except as otherwise herein provided, the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of said option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, said option and the rights and privileges conferred hereby shall immediately become null and void.

              15. Maximum Term of Option. Notwithstanding any other provision of this Agreement, this option is not exercisable after the expiration of ten (10) years from the date of this Agreement.

              16. Binding Agreement. Subject to the limitation on the transferability of the option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

              17. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

              18. Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Employee, the Company and all other interested persons.
 No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

              19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

              20. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.






       APPENDIX B
ADDITIONAL TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTION
GRANT NUMBER [________]


For Grant Number [number], an option granted to [employee name], under The Gap, Inc. 1996 Stock Option and Award Plan, the following terms apply in addition to those listed on Appendix A:

21. Sale of Shares. Employee shall not sell Shares issued under the Agreement before the expiration of a period of five years from the date of grant. Employee undertakes all stock price market risk once this option is exercised. The market value of the shares could decrease.

22. Escrow Account. During the period from the date this option becomes exercisable to the date five years from the date of grant, Employee may purchase exercisable shares in accordance with the Agreement only if Employee deposits the Shares acquired upon exercise in a brokerage account with the firm of Donaldson, Lufkin & Jenrette Securities Corporation in care of Mr. Jonathan L. White (or such other broker as determined by the Secretary of the Company in her sole discretion) (the "broker") and retains those Shares in that account for such entire period.

23. Terms of Escrow Account. In the event of any disrespect of any obligation of Employee under this Agreement or under the Plan, Employee shall pay to The Gap, Inc. and/or Gap (France) SAS damages including all fees, costs, charges and payments incurred by The Gap, Inc. and/or Gap (France) SAS as a result of Employee's breach. Such damages shall be withheld at the source by the broker and deducted from the transfer price of the relevant shares. Employee agrees that this Agreement shall serve as sufficient authorization and direction to the broker to honor requests from The Gap, Inc. to withhold funds and disperse such funds to The Gap, Inc. and/or Gap (France) SAS. If such a withholding is not feasible, Employee shall reimburse to The Gap, Inc. and/or Gap (France) SAS all fees, costs, charges and payments incurred by The Gap, Inc. and/or Gap (France) SAS as a result of Employee's breach.

              THE GAP, INC.


Dated: [grant date]
              Anne B. Gust
              Executive Vice President and Secretary




            EMPLOYEE

Dated:
            [employee name]


             social insurance number